________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2019

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 4, 2019, PAR Technology Corporation (the “Company”) with certain of its U.S. subsidiaries (the “loan parties subsidiaries”) and Citizen Bank N.A. (“Citizens”) entered into a First Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated as of June 5, 2018 (the “Credit Agreement”) among the Company, the loan parties subsidiaries , and Citizens. As amended, the Credit Agreement continues to provide for revolving loans in an aggregate principal amount of up to $25.0 million. Pursuant to the Amendment, Citizens waived the Company’s noncompliance with the financial maintenance covenants contained in the Credit Agreement for the fiscal quarter ended December 31, 2018 and provided the Company with temporary relief from the covenants, including suspending application of the consolidated leverage ratio and consolidated EBITDA covenants until the fiscal quarter ending September 30, 2019. Beginning February 28, 2019 and for each calendar month thereafter through August 31, 2019, the Company must maintain a minimum liquidity and minimum unadjusted EBITDA based on the Company’s annual budget and annual consolidated forecast submitted to Citizens on the Amendment date. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 7, 2019	/s/Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)